Exhibit 1.1

EXECUTION COPY

Oi. S.A.

Underwriting and Placement Agreement

New York, New York

April 28, 2014

Banco BTG Pactual S.A. – Cayman Branch

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Barclays Capital Inc.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Banco Espírito Santo de Investimento S.A.

HSBC Securities (USA) Inc.

Banco do Brasil Securities LLC

As Representatives of the several International Underwriters and the several Co-Managers,

Ladies and Gentlemen:

Oi S.A., a corporation (sociedade por ações) organized under the laws of the Federative Republic of Brazil (the “Company”), proposes to sell to the several international underwriters named in Schedule I hereto (the “International Underwriters”), for whom you (the “Representatives”) are acting as representatives, 396,589,982 shares of common stock (ações ordinárias), no par value (“Common Shares”) of the Company and 828,881,795 shares of preferred stock (ações preferenciais), no par value (“Preferred Shares” and, together with the Common Shares, the “Shares”), in each case all of which shall be deposited pursuant to the ADS Deposit Agreements, as defined below, and delivered in the form of American Depositary Shares (the “Firm ADSs”). American Depositary Shares representing Common Shares are herein referred to as “Common ADSs,” American Depositary Shares representing Preferred Shares are herein referred to as “Preferred ADSs.” The Firm ADSs and the Option ADSs (as defined below) are herein referred to as the “ADSs.” The Representatives are also representing the several Co-Managers named in Schedule I hereto (together with the International Underwriters, the “Managers”).

The ADSs will be issued by The Bank of New York Mellon (the “ADS Depositary”) pursuant to the amended and restated Common ADSs deposit agreement (the “Common ADS Deposit Agreement”) and the amended and restated Preferred ADSs deposit agreement (the “Preferred ADS Deposit Agreement,” and together with the Common ADS Deposit Agreement, the “ADS Deposit Agreements”), each dated as of February 27, 2012 among the Company, the ADS Depositary, and holders and beneficial owners from time to time of ADSs.

The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3, including a prospectus, relating to the Shares, including in the form of ADSs. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Act”), is hereinafter referred to as the “Registration Statement;” the prospectus in the form first used to confirm sales of Shares, including in the form of ADSs (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Act (the “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall also be deemed to include such Rule 462 Registration Statement.

For the purposes of this Agreement, “Free Writing Prospectus” has the meaning set forth in Rule 405 under the Act; “Time of Sale Prospectus” means the preliminary prospectus supplement dated April 3, 2014 together with the Free Writing Prospectuses, if any, identified in Schedule II hereto. “Time of Sale” means 6:00 p.m. Eastern Standard Time, the time when sales of the Shares, including in the form of ADSs, were first made. As used herein, the terms “Registration Statement,” “preliminary prospectus supplement,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein pursuant to Item 6 of Form F-3. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Time of Sale Prospectus, the preliminary prospectus supplement or any Free Writing Prospectus (permitted under Section 6(d)) shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference therein.

The offering of ADSs is part of a global offering of Shares (the “Global Offering”) by the Company. In addition to the ADSs sold pursuant to this Agreement, the Company is selling 1,745,689,542 Common Shares and 3,455,677,254 Preferred Shares in Brazil and elsewhere pursuant to an agreement, dated as of the date hereof (the “Brazilian Underwriting Agreement”), among the Company and the Brazilian Underwriters named therein (the “Brazilian Underwriters”) and, together with the International Underwriters, the “Underwriters”), and the BM&FBOVESPA S.A. – Bolsa de Valores, Mercadorias e Futuros (“BM&FBOVESPA”), as intervening party (the “Brazilian Offering”). The Shares will be sold in Brazil pursuant to a Portuguese-language prospectus, incorporating by reference the Formulário de Referência of the Company (the “Brazilian Prospectus”).

The offering of Shares outside of Brazil (other than in the form of ADSs) is being made by the International Underwriters, as placement agents for the Brazilian Underwriters. The Company hereby appoints the International Underwriters (other than Banco Espírito Santo de Investimento S.A. and Caixa – Banco de Investimento, S.A.) as placement agents for the placement of Shares outside Brazil, and Banco Espírito Santo de Investimento S.A. and Caixa – Banco de Investimento, S.A. as placement agents for the placement of Shares outside Brazil and the United States.

In connection with any offers and sales of the ADSs and Shares made in reliance upon Regulation S, the Company acknowledges and agrees that the Underwriters may offer and sell the ADSs and Shares outside the United States through any of their respective affiliates (including, without limitation, BTG Pactual Europe LLP) that are qualified to make offers and sales of securities in jurisdictions outside the United States. It is understood that Banco BTG Pactual S.A. – Cayman Branch is not a broker-dealer registered with the Commission, and therefore may not make sales of any ADSs or Shares in the United States or to U.S. persons except in compliance with applicable U.S. laws and regulations. To the extent that Banco BTG Pactual S.A. – Cayman Branch intends to effect sales of the Shares and ADSs in the United States, it will do so only through BTG Pactual US Capital, LLC or one or more U.S. registered broker-dealers as placement agents, or otherwise as permitted by applicable U.S. law.

The parties hereto hereby agree that the benefits of the representations and warranties, agreements in Section 1 and 5 and the benefits of the indemnification and contribution provisions in Section 9 shall inure to the benefit of BTG Pactual US Capital LLC, E.S. Financial Services, Inc. and Bradesco Securities, Inc., the U.S. registered broker dealers acting on behalf of Banco BTG Pactual S.A.-Cayman Branch, Banco Espírito Santo de Investimento S.A. and Banco Bradesco BBI S.A., respectively, as placement agents. For the avoidance of doubt, none of BTG Pactual US Capital, LLC, E.S. Financial Services, Inc. or Bradesco Securities, Inc. shall be deemed an underwriter and each shall have no obligations to that effect, including no obligation to purchase any Shares or ADSs from the Company.

The parties hereto hereby agree that the benefits of the representations and warranties, agreements in Section 1 and 5 and the benefits of the indemnification and contribution provisions in Section 9 shall inure to the benefit of all of the International Underwriters, as placement agents, in addition to their capacity as underwriters.

Shares (other than in the form of ADSs) purchased outside Brazil will be settled in Brazil and paid for in Brazilian reais. Non-Brazilian investors purchasing Shares (other than in the form of ADSs) must be authorized to invest in Brazilian securities under the requirements established by the Brazilian Monetary Council (Conselho Monetário Nacional, the “CMN”), the Brazilian Securities Commission (Comissão de Valores Mobiliários, the “CVM”) and the Brazilian Central Bank (Banco Central do Brasil, the “Central Bank”).

The Company has granted to Banco BTG Pactual S.A. – Cayman Branch an option (the “International Option”), exercisable at its sole discretion upon prior written notice to the Company, with a copy to the other International Underwriters, at any time for a period of 30 days from, and including, the date of the press release regarding the launch of the offering (Anúncio de Início da Oferta Pública) (such 30 day period, the “Exercise Period”) to purchase up to 287,554,298 additional Common Shares and 575,108,597 additional Preferred Shares, in the form of American Depositary Shares (the “Option ADSs”), minus the number of Option Shares

(as defined below) sold by the Company as a result of the exercise by Banco BTG Pactual S.A of the Brazilian Option (as defined below) pursuant to the Brazilian Underwriting Agreement, at the offering price; provided that the total number of shares issued under the International Option will not yield gross proceeds in excess of R$742,035,333.77.

The Company has granted Banco BTG Pactual S.A. an option (the “Brazilian Option”), exercisable at its sole discretion upon prior written notice to the Company, with a copy to the other Brazilian Underwriters, at any time during the Exercise Period in accordance with the terms of the Brazilian Underwriting Agreement, to place up to 287,554,298 additional Common Shares and 575,108,597 additional Preferred Shares (the “Option Shares”), minus the number of Shares in the form of Option ADSs sold by the Company as a result of the exercise by Banco BTG Pactual S.A. – Cayman Branch of the International Option pursuant to this Agreement.

The terms Representatives, International Underwriters, Co-Managers and Brazilian Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statement, any Time of Sale Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein.

The Global Offering is a step in the business combination (the “Business Combination”) as a result of which we will own PT Portugal SGPS, S.A. (“PT Portugal”), we will become a wholly-owned subsidiary of Telemar Participações S.A. (“TmarPart”) through a merger of shares (“Merger of Shares”) and the shareholders of Portugal Telecom will become shareholders of TmarPart through a merger.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Manager as set forth below in this Section 1.

(a) The Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the best of each of the Company’s knowledge, threatened by the Commission.

(b) Registration statements on Form F-6 (File Nos. 333-179758, 333-179759, 333-195519 and 333-195520) in respect of the ADSs have been filed with the Commission; such registration statements, in the form heretofore delivered to the Representatives and, excluding exhibits, to the Representatives for each of the other International Underwriters and Co-Managers, have been declared effective by the Commission in such form; no other document with respect to such registration statements has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statements has been issued; and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statements, taken together, including all exhibits thereto, each as amended at the time such part of the registration statements became effective, are hereinafter called the “ADS Registration Statement”).

(c) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement and the ADS Registration Statement did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement, the Prospectus and the ADS Registration Statement comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the Closing Date (as defined in Section 3), and at the time of each sale of the Option Shares and Option ADSs in connection with the offering, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, the Prospectus or the ADS Registration Statement based upon information relating to any Manager furnished to the Company in writing by such Manager through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 9 hereof.

(d) Each of the Time of Sale Prospectus and the Registration Statement includes all the information contained in the Brazilian Prospectus that is relevant in the context of the offering outside of Brazil, except for information the omission of which would not result in a violation of the representation set forth in clauses 1(c)(ii) and 1(c)(iv).

(e) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Act. Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Except for the Free Writing Prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any Free Writing Prospectus.

(f) The companies listed on Schedule III-A attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X (the “Significant Subsidiaries”); the companies listed on Schedule III-B attached hereto will be the only significant subsidiaries of PT Portugal as defined by Rule 1-02 of Regulation S-X following the reorganization of Portugal Telecom SGPS, S.A. (“Portugal Telecom”) in anticipation of the Business Combination as described under the caption “Corporate Reorganization” of Exhibit 1: Business of PT Portugal SGPS, S.A. to the Form 6-K of the Company furnished to the Commission on April 3, 2014 (accession number 0001193125-14-129433) (together with PT Portugal, the “Significant PT Companies”).

(g) Since the date of the last audited financial statements of the Company, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business affairs or properties of (i) the Company and its subsidiaries, taken as a whole, or (ii) the companies to be contributed by Portugal Telecom to us in the Global Offering (the “PT Companies”), taken as a whole, in each case whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”) except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h) Since the date of the last audited financial statements of the Company, (i) none of the Company, any of the Significant PT Companies or, to the actual knowledge of any member of the board of executive officers (Diretoria) of the Company (“knowledge of the Company”), Unitel S.A. (“Unitel”), has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction, in each case, other than in the ordinary course of business or as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus; (ii) none of the Company, any of the Significant PT Companies or, to the knowledge of the Company, Unitel, has purchased any of its outstanding capital stock, nor, except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, any of the Significant PT Companies or, to the knowledge of the Company, Unitel, except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(i) Each of the Company, its subsidiaries, the Significant PT Companies and Unitel has been duly incorporated and is validly existing as a corporation, limited liability company (sociedade limitada or Gesellschaft mit beschränkter Haftung or Besloten vennootschap) or Dutch law cooperative (coöperaties) under the laws of the jurisdiction in which it is chartered or organized, and each of the Company, its subsidiaries, the Significant PT Companies and, to the knowledge of the Company, Unitel is in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and, except as described in the Time of Sale Prospectus and the Prospectus, to operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification.

(j) All the outstanding shares of capital stock of the Company, each subsidiary of the Company, each of the Significant PT Companies and, to the knowledge of the Company, Unitel, have been duly and validly authorized and issued and nonassessable and are not subject to any preemptive or similar rights, and, except as otherwise set forth in the Time of Sale Prospectus and the Prospectus, (i) all outstanding shares of capital stock of the Company’s subsidiaries are owned by the Company and (ii) as of to the Closing Date all outstanding shares of PT Comunicações, S.A., MEO – Serviços de Comunicações e Multimédia, S.A., PT Móveis, SGPS, S.A., PT Participações, SGPS, S.A., Africatel GmbH and Portugal Telecom Internacional Finance B.V., 75% of the outstanding shares of Africatel Holdings, B.V. and PT Ventures SGPS, S.A. and 25% of the outstanding shares of Unitel will be owned by PT Portugal, in each case either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(k) There is no agreement or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

(l) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, binding and enforceable agreement of the Company, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally and the application of general equitable principles.

(m) The ADS Deposit Agreements have been duly authorized by the Company and, assuming the ADS Depositary has satisfied those legal requirements that are applicable to it to the extent necessary to make the ADS Deposit Agreements enforceable against it, constitute valid, binding and enforceable agreements of the Company, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally and the application of general equitable principles, and upon issuance by the ADS Depositary of ADSs against the deposit of Shares in respect thereof in accordance with the provisions of the ADS Deposit Agreements, such ADSs will be duly and validly issued and the persons in whose names the ADSs are registered will be entitled to the rights specified therein and in the ADS Deposit Agreement; and the ADS Deposit Agreement and the ADSs conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(n) The Company is not and, after giving effect to (i) the offering and sale of the ADSs and the Shares and the application of the proceeds thereof as set forth in the Time of Sale Prospectus and the Prospectus and (ii) the Business Combination as set forth in the Time of Sale Prospectus and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(o) No direct or indirect holders of securities of the Company has rights to the registration of such securities under the Registration Statement.

(p) The consolidated historical financial statements and schedules of (i) the Company and its consolidated subsidiaries and (ii) Portugal Telecom and its consolidated subsidiaries, in each case included in the Time of Sale Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and Portugal Telecom, respectively, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles adopted in Brazil (“Brazilian GAAP”), in the case of the Company and its consolidated subsidiaries, and International Financial Reporting Standards, in the case of Portugal Telecom and its consolidated subsidiaries, applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Financial Information” in the Time of Sale Prospectus, the Prospectus and Registration Statement fairly present, on the basis stated in the Time of Sale Prospectus, the Prospectus and the Registration Statement, the information included therein. The pro forma financial statements included in the Time of Sale Prospectus, the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and include assumptions that provide a reasonable basis for presenting the effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Time of Sale Prospectus, the Prospectus and the Registration Statement.

(q) (i) Each of KPMG Auditores Independentes and Deloitte Touche Tohmatsu Auditores Independentes, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Time of Sale Prospectus and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder; and (ii) Deloitte & Associados, SROC, S.A. who have certified certain financial statements of Portugal Telecom and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Time of Sale Prospectus and the Prospectus, are independent public accountants with respect to Portugal Telecom within the meaning of the Act and the applicable published rules and regulations thereunder.

(r) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs or the Shares.

(s) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(t) Each of the Company, its Significant Subsidiaries, the Significant PT Companies and, to the knowledge of the Company, Unitel, owns or possesses, or can acquire on reasonable terms, adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any respect with any such rights of others, and none of the Company, its Significant Subsidiaries, the Significant PT Companies or, to the knowledge of the Company, Unitel, have received any notice of any claim of infringement of or conflict with any such rights of others which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u) No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Brazilian Underwriting Agreement and the ADS Deposit Agreement, except (i) such as may be required by the securities or Blue Sky laws of the States of the United States or securities laws of other jurisdictions in connection with the offer and sale of the Shares or the ADSs, (ii) from the CVM relating to the offering of the Brazilian Offering and the offering of the Shares as provided for in this Agreement and in the Brazilian Underwriting Agreement, (iii) from the Brazilian Association of Financial and Capital Markets (Associação Brasileira das Entidades dos Mercados Financeiro e de Capitais, “ANBIMA”) relating to the registration of the Brazilian Offering, as provided in this Agreement and in the Brazilian Underwriting Agreement, (iv) from the Central Bank and the CVM relating to the payment of the fees, commissions and expenses contemplated by this Agreement and the ADS Deposit Agreement, (v) from the CVM and the BM&FBOVESPA for the arrangements set out in the Brazilian Stabilization Agreement, (vi) for the filing of the Company’s corporate acts related to the issuance and sale of the Shares and the ADSs and the Offering before the Registry of Commerce of the State of Rio de Janeiro (Junta Comercial do Estado do Rio de Janeiro, “JUCERJA”) and (vii) such as may be required by the Brazilian National Telecommunications Agency (Agência Nacional de Telecomunicações) (“ANATEL”), all of which have been obtained or will be duly obtained prior to the Closing Date (as defined below), except for clause (iii), which shall be presented for filing 15 days after the termination of the offering, and for clause (vi) which shall be presented for filing as required by applicable law within 30 days after the date of such corporate acts in order to be valid before vis-a-vis third parties and have retroactive effects.

(v) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any U.S., Brazilian, Portuguese or other court or governmental authority or agency having authority over the Company or any of the Significant

PT Companies is necessary or required in connection with the Business Combination, except for, as described in the Time of Sale Prospectus and the Prospectus, the approval of (i) the Portuguese Competition Authority, which has been granted prior to the date hereof, (ii) the Brazilian Competition Authority, which has been granted prior to the date hereof and (iii) ANATEL, which has been granted prior to the date hereof. To the knowledge of the Company, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency having authority over Unitel is necessary or required in connection with the Business Combination.

(w) The Company has an authorized capitalization as set forth in the Time of Sale Prospectus and the Prospectus under the caption “Capitalization,” except as set forth therein, the capitalization of the Company will not be materially different on the Closing Date than it was on the date of the Time of Sale Prospectus and the Prospectus; except as set forth in the Time of Sale Prospectus and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(x) To the best knowledge of the Company, the indemnification and contribution provisions set forth in Section 9 hereof, as well as all other transactions contemplated hereunder, do not contravene Brazilian law, national sovereignty, good morals or public policy.

(y) None of the execution and delivery of this Agreement, the Brazilian Underwriting Agreement or the issuance and sale of the ADSs or the Shares, or the consummation of any other of the transactions herein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any of its Significant Subsidiaries, any of the Significant PT Companies, or, to the knowledge of the Company, Unitel, pursuant to: (i) the charter or by-laws (estatuto social) or comparable constituting documents of the Company, its Significant Subsidiaries, the Significant PT Companies or Unitel, as the case may be; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company, any of its Significant Subsidiaries, any of the Significant PT Companies or Unitel, as the case may be, is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of its Significant Subsidiaries, any of the Significant PT Companies, Unitel or any of its or their properties, except in the case of clause (ii) above, (i) as described in the Time of Sale Prospectus and the Prospectus or (ii) for any such conflicts, breaches, violations, liens, charges or encumbrances that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any of its Significant Subsidiaries, any of the Significant PT Companies or its or their respective properties is pending or, to the best knowledge of the Company, threatened that: (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Brazilian Underwriting Agreement, the ADS Deposit Agreement, or the consummation of any of the transactions contemplated hereby or thereby, including the Business Combination; (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto); or (iii) is required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not described as required. To the knowledge of the Company, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Unitel or its properties is pending or threatened that: (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Brazilian Underwriting Agreement, the ADS Deposit Agreement or the consummation of any of the transactions contemplated hereby or thereby, including the Business Combination; (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto); or (iii) is required to be described in the Registration Statement the Time of Sale Prospectus or the Prospectus that are not described as required.

(aa) Each of the Company, its Significant Subsidiaries, the Significant PT Companies, and, to the knowledge of the Company, Unitel, has good and marketable title to, or has valid rights to lease or otherwise use, all items of real and personal property that are necessary for the conduct of the respective businesses of the Company, its Significant Subsidiaries, the Significant PT Companies and Unitel, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title, except those that (i) do not interfere with the use made and proposed to be made of such property by the Company, its Significant Subsidiaries, the Significant PT Companies or Unitel, as the case may be, or (ii) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb) Each of the Company and its Significant Subsidiaries has made all declarations and filings with and possess all licenses, certificates, permits, concessions and other authorizations issued by Brazilian and all other appropriate federal, state, local or foreign governmental or regulatory authorities, including without limitation all concession agreements between the Company and/or any of its Significant Subsidiaries and ANATEL, that are necessary for the Company and/or any of its Significant Subsidiaries to operate its business of offering telecommunications services in Brazil and engage in all activities as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, except where the failure to make or possess the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as set forth in the Registration Statement, Time of Sale

Prospectus or the Prospectus, none of the Company or its Significant Subsidiaries has received notice or has knowledge of any limitation, restriction, requirement (including without limitation, any ANATEL or other requirement related to the provision of any telecommunications services in any area in which the Company or any of its Significant Subsidiaries operates), revocation or modification (actual, pending or, to the best knowledge of the Company, threatened) of any such license, certificate, permit, concessions or authorization or has any reason to believe that any such license, certificate, permit, concessions or authorization will not be renewed in the ordinary course and on terms commercially and otherwise substantially similar to the existing terms of any such license, certificate, permit, concessions or authorization, except to the extent that any such revocation, modification or non-renewal could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc) Each of the Significant PT Companies has made all declarations and filings with and possess all licenses, certificates, permits, concessions and other authorizations issued by Portuguese, Angolan and all other appropriate federal, state, local or foreign governmental or regulatory authorities, including without limitation all concession agreements between any of the Significant PT Companies and any relevant governmental authority, that are necessary for any of the Significant PT Companies to operate its respective business of offering telecommunications services and engage in all activities as described in the Time of Sale Prospectus and the Prospectus, except as set forth in the Time of Sale Prospectus and the Prospectus and except where the failure to make or possess the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as set forth in the Time of Sale Prospectus and the Prospectus, none of the Significant PT Companies has received notice or has knowledge of any limitation, restriction, requirement (including without limitation, any requirement related to the provision of any telecommunications services in any area in which any of the Significant PT Companies operates), revocation or modification (actual, pending or, to the best knowledge of the Company, threatened) of any such license, certificate, permit, concessions or authorization or has any reason to believe that any such license, certificate, permit, concessions or authorization will not be renewed in the ordinary course and on terms commercially and otherwise substantially similar to the existing terms of any such license, certificate, permit, concessions or authorization, except to the extent that any such revocation, modification or non-renewal could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd) To the knowledge of the Company, Unitel has made all declarations and filings with and possess all licenses, certificates, permits, concessions and other authorizations issued by Angolan regulatory authorities, including without limitation all concession agreements between Unitel and any relevant governmental authority, that are necessary for Unitel to operate its business of offering telecommunications services and engage in all activities as described in the Time of Sale Prospectus and the Prospectus, except as set forth in the Time of Sale Prospectus and the Prospectus and except where the failure to make or possess the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as set forth in the Time of Sale Prospectus and the Prospectus, to the knowledge of the Company, Unitel has not received notice and Unitel does not have knowledge of any limitation, restriction, requirement (including without limitation, any requirement related to the provision of any telecommunications services in any area in Unitel operates), revocation or modification (actual, pending or, threatened) of any such license, certificate, permit, concessions or authorization or have any reason to believe that any such license, certificate, permit, concessions or authorization will not be renewed in the ordinary course and on terms commercially and otherwise substantially similar to the existing terms of any such license, certificate, permit, concessions or authorization, except to the extent that any such revocation, modification or non-renewal could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee) Each of the Company, its Significant Subsidiaries and the Significant PT Companies has filed all applicable Brazilian, Portuguese, Angolan or other tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except (i) for any such assessment, fine or penalty that is currently being contested in good faith or (ii) as would not have a Material Adverse Effect and except as set forth in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).

(ff) None of the Company, its Significant Subsidiaries, the Significant PT Companies, or, to the knowledge of the Company, Unitel, is in violation or default of (i) any provision of its charter or bylaws or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, any of its Significant Subsidiaries, any of the Significant PT Companies or Unitel of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, such Significant Subsidiary, such Significant PT Company or Unitel or any of its or their respective properties, as applicable, except in the case of clause (ii) above, for any such violation or default that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg) No labor problem or dispute with the employees of the Company, any of its Significant Subsidiaries, any of the Significant PT Companies , or, to the knowledge of the Company, Unitel, exists or, to the best knowledge of the Company, is threatened or imminent, except (i) as would not have a Material Adverse Effect or (ii) as set forth in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).

(hh) Subject to applicable legal reserve requirements (i) no Significant Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Significant

Subsidiary from the Company or from transferring any of such Significant Subsidiary’s property or assets to the Company or any other subsidiary of the Company, except set forth in the Time of Sale Prospectus and the Prospectus (in each case, exclusive of any amendment or supplement thereto); and (ii) no Significant PT Company is currently prohibited, directly or indirectly, from paying any dividends to PT Portugal, from making any other distribution on such company’s capital stock, from repaying to PT Portugal any loans or advances to such company from PT Portugal or from transferring any of such company’s property or assets to PT Portugal or any Significant PT Company, except as set forth in the Time of Sale Prospectus and the Prospectus (in each case, exclusive of any amendment or supplement thereto).

(ii) Each of the Company, its Significant Subsidiaries and the Significant PT Companies is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, except where the failure to have such insurance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; to the Company’s best knowledge, none of the it, its Significant Subsidiaries or the Significant PT Companies has been refused any insurance coverage sought or applied for; and none of the Company, its Significant Subsidiaries or the Significant PT Companies has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as set forth in Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).

(jj) The Company, with respect to itself and each of its Significant Subsidiaries, and each the Significant PT Companies maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Brazilian GAAP, in the case of the Company, or generally accepted accounting principles in Portugal, in the case of the Significant PT Companies, and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s and the Significant PT Companies’ internal controls over financial reporting are effective and the Company is not aware of any material weakness in its or any of the Significant PT Companies’ internal control over financial reporting.

(kk) The Company, its Significant Subsidiaries, the Significant PT Companies , and, to the knowledge of the Company, Unitel, are (i) in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all applicable permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability under any Environmental

Law, except (i) where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect or (ii) as set forth in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).

(ll) The Company is not, nor are any of its properties, assets or revenues subject to any right of immunity under Brazilian or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set off or counterclaim, from the jurisdiction of any Brazilian or New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of enforcement of judgment, or from enforcement of a final decision or adjudication, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to its obligations, liabilities or any other matter under or arising out of or in connection herewith, except for the immunity provided under Brazilian law to property of the Company that is considered essential for the rendering of public services under any public concession agreement or license (bens vinculados à concessão or bens reversíveis); and, to the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated hereby, may at any time be commenced, the Company has waived or will waive such right to the extent permitted by law and have consented to such relief and enforcement as provided herein, except for the immunity provided under Brazilian law to property of the Company that is considered essential for the rendering of public services under any public concession agreement or license (bens vinculados à concessão or bens reversíveis), which immunity cannot be waived.

(mm) There is no requirement under the laws of Brazil that any of the International Underwriters be licensed, qualified or entitled to carry on business in Brazil to enable any of them to enforce their respective rights under this Agreement or any other document to be delivered in connection herewith; provided that in case of enforcement of any such rights through Brazilian courts, the plaintiff, whether Brazilian or non-Brazilian, who resides outside Brazil or is outside Brazil during the course of the dispute in Brazil, and who does not own real estate in Brazil, must offer a guarantee or escrow to secure the payment of the defendant’s legal fees and court expenses. The bond must have a value sufficient to satisfy the payment of court fees and the defendant’s attorneys’ fees, as determined by a Brazilian judge.

(nn) The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Brazil and such law will be recognized and enforced in Brazil to the extent such choice does not violate Brazilian national sovereignty, public policy or public morality, and except that the enforceability thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium, recuperação judicial or recuperação extrajudicial or other similar laws affecting creditors’ rights generally. The Company has the power and authority to submit, and pursuant to this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of any Federal or State court located in the City, County and State of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and empower, and pursuant to this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, the authorized agent (pursuant to Section 19 of this Agreement) for service of process in any action arising out of or relating to this Agreement in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 19 of this Agreement.

(oo) Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be enforceable against the Company by Brazilian Federal Courts without reexamination of the merits of the case after such adjudication has been confirmed by the Brazilian Superior Court of Justice (Superior Tribunal de Justiça); provided that such confirmation will be granted only if such final judgment (i) fulfills all formalities required for its enforceability under the laws of the State of New York; (ii) demonstrates that the Company was duly summoned or that its contumacy was certified, (iii) was issued by a competent court in the jurisdiction where it was awarded after service of process was properly made in accordance with the laws of the jurisdiction where such service is made; (iv) is final and, therefore, not subject to appeal in the jurisdiction in which it was issued; (v) is authenticated by a Brazilian consulate in the State of New York and is accompanied by a sworn translation in Portuguese; and (vi) is not contrary to Brazilian national sovereignty, public policy or public morality (as provided in Article 17 of Decree Law No. 4657/42 and in Article 6 of Resolution 9/2005 of the Superior Court of Justice).

(pp) Except as disclosed in the Time of Sale Prospectus and the Prospectus, no transaction, stamp, capital or other issuance, registration or transfer taxes or duties are payable in Brazil by or on behalf of the International Underwriters to any Brazilian taxing authority in connection with (i) the issuance, sale and delivery by the Company to or for the account of the International Underwriters of the ADSs or the Shares, (ii) the initial sale and delivery by the International Underwriters of the ADSs or the Shares to subsequent purchasers thereof, (iii) the holding or transfer outside Brazil of the ADSs or the Shares and (iv) the execution and delivery of this Agreement.

(qq) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Time of Sale Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(rr) This Agreement is in proper legal form under the laws of Brazil for the enforcement thereof in Brazil against the Company (solely with respect to this Agreement), and it is not necessary in order to ensure the legality, validity, enforcement or admissibility into evidence of this Agreement in Brazil that this Agreement be filed or recorded with any court or other authority in Brazil or that any tax or fee be paid in Brazil on or in respect of this Agreement or any other document, other than court costs, including (without limitation) filing fees and deposits to secure judgments, except that (i) the signatures of the parties thereto signing outside

Brazil shall have been notarized by a notary public licensed as such under the law of the place of signing and the signature of such notary public shall have been legalized by the relevant Brazilian Consulate, (ii) this Agreement shall have been translated into Portuguese by a sworn translator and (iii) this Agreement shall have been registered with the appropriate Registry of Titles and Deeds (Cartório de Títulos e Documentos) in Brazil, together with its sworn translation.

(ss) The operations of the Company, its Significant Subsidiaries and, to the Company’s best knowledge after due inquiry, the Significant PT Companies have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company, any of its Significant Subsidiaries, any of the Significant PT Companies or any of their respective properties (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any of its Significant Subsidiaries or the Significant PT Companies with respect to the violation of the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(tt) None of the Company, any of its subsidiaries, the Significant PT Companies or any director, officer, agent, employee or affiliate of the Company, any of its subsidiaries or any of the Significant PT Companies is (i) currently subject to or the target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, and Syria). The Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. Sanctions.

(uu) None of the Company, any of its subsidiaries, the Significant PT Companies or any director, officer, agent, employee or affiliate of the Company, any of its subsidiaries or the Significant PT Companies has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries or any of the Significant PT Companies: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or government employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA, U.K. Bribery Act 2010, or any other applicable anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, foreign official or employee; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA, U.K. Bribery Act 2010, and all other applicable anti-bribery statutes and regulations, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(vv) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any International Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(ww) Except as disclosed in the Time of Sale Prospectus, under current laws and regulations of Brazil and any political subdivision thereof, all dividends and other distributions declared and payable on the Shares, including those in the form of ADSs, may be paid by the Company to the holder thereof in reais, so long as the ADS program remains registered with the Central Bank and the CVM pursuant to Annex V, which may be converted into foreign currency and freely transferred out of Brazil and all such payments made to holders thereof who are non-residents of Brazil will not be subject to income, withholding or other taxes under laws and regulations of Brazil or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Brazil or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Brazil or any political subdivision or taxing authority thereof or therein.

(xx) The Company is a “foreign private issuer,” as defined in Rule 3b-4 under the Exchange Act.

(yy) The Company is registered as a publicly-held company with the CVM pursuant to Articles 21 and 22 of Law No. 6,385, of December 7, 1976, as amended (the “Brazilian Securities Law”) and such registration is updated and in full force as required by Instruction No 480 of December 7, 2009 of the CVM, as amended.

(zz) Except as described in the Time of Sale Prospectus, there is no tax, duty, levy, impost, deduction, charge or withholding imposed by Brazil or any political subdivision thereof or taxing authority therein either (i) on or by virtue of the Company’s execution, delivery, performance or enforcement of this Agreement or the ADS Deposit Agreement or of any other document to be furnished hereunder or thereunder, or (ii) on any payment to be made pursuant to this Agreement and the ADS Deposit Agreement, except for the withholding income tax (Imposto de Renda Retido na Fonte - IRRF) and the tax on services (Imposto sobre Serviços e Qualquer Natureza - ISS) on fees, commissions and expenses payable to the International Underwriters, as applicable.

(aaa) The Company believes that it will not be classified as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended and the regulations published thereunder, for its taxable year ended December 31, 2013 and has no reason to believe its assets or activities will change in a manner that would cause it to be classified as PFIC for the taxable year ended December 31, 2014 or any future year.

Any certificate signed by any officer of the Company and delivered to the International Underwriters or counsel for the International Underwriters in connection with the offering of the ADSs or the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each International Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations, warranties and agreements herein set forth, (i) the Company agrees to sell to each International Underwriter, and each International Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $0.959 per Common ADS and $0.884 per Preferred ADS (each, a “Purchase Price”), the number of the Firm ADSs set forth opposite such International Underwriter’s name in Schedule I hereto; and (ii) each International Underwriter agrees, severally and not jointly, to act as placement agent for the facilitation of the placement of the Shares outside of Brazil. In addition, as an incentive fee payable at the sole discretion of the Company, upon completion of stabilization activities in accordance with the Brazilian stabilization agreement, the International Underwriters shall be entitled to receive additional aggregate consideration equal to 0.5% of the sum of (A) the product of (w) the aggregate number of Common ADSs sold pursuant hereto (as set forth on Schedule I), multiplied by (x) the Public Offering Price per Common ADS, plus (B) the product of (y) the aggregate number of Preferred ADSs sold pursuant hereto (as set forth on Schedule I), multiplied by (z) the Public Offering Price per Preferred ADS; provided that such additional consideration, if any, paid to the International Underwriters shall be divided among the International Underwriters at the sole discretion of the Company. The Company understands and agrees that the offer of the Shares (other than in the form of ADSs) to investors who are outside Brazil may increase the market and therefore the demand for the Shares and that the facilitation thereof by the International Underwriters, acting in their role as placement agents, is necessary and desirable.

(b) In addition, subject to the terms and conditions and in reliance upon the representations, warranties and agreements herein set forth, the Company agrees to sell the Option ADSs to the several International Underwriters as provided in this Agreement, and the International Underwriters shall, severally and not jointly, have the option to purchase such Option ADSs from the Company at the respective Purchase Price. If any Option ADSs are to be purchased, the number of Option ADSs to be purchased by each International Underwriter shall be the number of Option ADSs that bears the same ratio to the aggregate number of Option ADSs being purchased as the number of Firm ADSs set forth opposite the name of such International Underwriter in Schedule I hereto bears to the aggregate number of Firm ADSs being purchased from the Company by the several International Underwriters, subject, however, to such adjustments to eliminate any fractional ADSs as the Representatives in their sole discretion shall make.

(c) Banco BTG Pactual S.A. – Cayman Branch may exercise the International Option to purchase Option ADSs at any time in whole, or from time to time in part, during the Exercise Period, by written notice to the Company, with a copy to the International Underwriters. Such notice shall set forth the aggregate number of Option ADSs as to which the International Option is being exercised and the date and time when the Option ADSs are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the third Business Day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions hereof). Any such notice shall be given prior to the date and time of delivery specified therein. “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in the cities of New York or São Paulo.

3. Delivery and Payment. Delivery of and payment for the Firm ADSs and the Option ADSs (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on May 2, 2014, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the ADSs being herein called the “Closing Date”). Delivery of the ADSs shall be made to the Representatives for the respective accounts of the several International Underwriters against payment by the several International Underwriters through the Representatives of the respective aggregate purchase prices of the ADSs being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. Delivery of the Firm ADSs and the Option ADSs shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option ADSs (at the expense of the Company) to the Representatives, through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several International Underwriters, against payment by the several International Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. If settlement for the Option ADSs occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option ADSs, and the obligation of the International Underwriters to purchase the Option ADSs shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 7 hereof.

4. Offering by International Underwriters. The Company understands that (a) the International Underwriters intend to make a public offering of the ADSs and (b) the placement agents intend to facilitate the placement of Shares (other than in the form of ADSs) to investors outside Brazil, in each case as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the ADSs and Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the International Underwriters may (i) offer and sell ADSs and (ii) facilitate the placement of Shares (other than in the form of ADSs) to or through any affiliate of an International Underwriter. The Company further understands that the ADSs are to be offered to the public initially at $0.970 per Common ADS and $0.894 per Preferred ADS and Shares are to be offered to the public initially at R$2.17 per Common Share and R$2.00 per Preferred Share (collectively, the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $0.004 per Common ADS, R$0.009 per Common Share, $0.004 per Preferred ADS and R$0.008 per Preferred Share under the Public Offering Price.

5. Agreements. The Company agrees with each of the several International Underwriters that:

(a) The Company will furnish to the Representatives and each other International Underwriter, without charge, a conformed copy of the Registration Statement (without exhibits thereto) and the ADS Registration Statement (without exhibits thereto), and furnish to the Representatives in New York City, without charge, as soon as practicable after the date of this Agreement and during the period mentioned in Section 5(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement or the ADS Registration Statement as the Representatives may reasonably request.

(b) Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company will furnish to the Representatives a copy of each such proposed amendment or supplement and will not file any such proposed amendment or supplement to which the Representatives reasonably object, and will file with the Commission within the applicable period specified in Rule 424(b) under the Act any prospectus required to be filed pursuant to such Rule.

(c) The Company will furnish to the Representatives a copy of each proposed Free Writing Prospectus to be prepared by or on behalf of, used by, or referred to by the Company and will not use or refer to any proposed Free Writing Prospectus to which the Representatives reasonably object.

(d) The Company will not take any action that would result in an International Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a Free Writing Prospectus prepared by or on behalf of the International Underwriter that the International Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the International Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company forthwith will prepare, file with the Commission and furnish, at its own expense, to the International Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements contained in the Time of Sale Prospectus as so amended will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law

(f) If, during such period after the first date of the public offering of the Shares, in the opinion of counsel for the International Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) is required by law to be delivered in connection with sales by an International Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the International Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company forthwith will prepare, file with the Commission and furnish, at its own expense, to the International Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the International Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(g) The Company will endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(h) The Company will make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Act and the rules and regulations of the Commission thereunder, unless the Merger of Shares has been consummated prior to the end of such twelve-month period.

(i) Prior to the completion of the Merger of Shares , the Company will use its reasonable best efforts to maintain the listing of the Common Shares and the Preferred Shares on the Nível 1 segment of the BM&FBOVESPA (and once the Business Combination is concluded, to list the combined corporation on the Novo Mercado segment of the BM&FBOVESPA), to maintain the registration of the Company with the CVM and to maintain the registration of the ADR program with the Central Bank and the CVM.

(j) Prior to the completion of the Merger of Shares, the Company will use its reasonable best efforts to maintain the listing of the ADSs on the NYSE, including the filing with the NYSE of all required documents and notices for non-U.S. companies that have securities that are traded on the NYSE.

(k) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Time of Sale Prospectus.

(l) Prior to the completion of the Merger of Shares, unless otherwise made publicly available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”) website or the Company’s website, the Company will furnish to the holders of the ADSs, directly or through the ADS Depositary, with a copy to the Representatives, (i) after the end of each fiscal year, an annual report (in English) that will include a review of operations and annual audited consolidated financial statements (including consolidated statements of financial position, statements of income, statements of change in shareholders’ equity and statements of cash flow) with an opinion by an independent accountant and prepared in conformity with Brazilian GAAP; and (ii) after the end of each of the first three quarterly periods of each fiscal year, unaudited consolidated financial information prepared in accordance with Brazilian GAAP.

(m) The Company shall not, without the prior written consent of the Representatives, on behalf of the International Underwriters, during the period ending 90 days after the date of the Time of Sale Prospectus, (i) offer, issue, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, as the case may be, relating to, any Shares or ADSs, (or any shares or other securities received from Telemar Participações S.A. (“TmarPart”), in connection with the transaction described in the Prospectus under the caption “Proposed Business Combination”), or any securities convertible into or exchangeable or exercisable for such Securities (or any shares or other securities received from TmarPart in connection with the transaction described in the Prospectus under the caption “Proposed Business Combination”) (collectively, the “Lock-Up Securities”), (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any of the Lock-Up Securities or (iii) make any demand for or exercise any right with respect to the registration of the Securities with the SEC or similar Brazilian regulatory authority. The foregoing sentence shall not apply to: (A) Shares and ADSs to be sold in the Global Offering, in the case of the Company; (B) transfers of the Lock-Up Securities as a bona fide gift or gifts, provided that the acquiror of the Lock-Up Securities shall execute and deliver to the Representatives a lock-up letter in the form of Exhibit A to this Agreement; (C) Shares and ADSs issued upon the conversion of securities or exercise of options, warrants or similar rights, provided that the acquiror of the Lock-Up Securities shall execute and deliver to the Representatives a lock-up letter in the form of Exhibit A to this Agreement; (D) grants of employee stock and stock options pursuant to employee plans; (E) transfers of the Lock-Up Securities to any affiliate, limited partner, member or investment fund of the signatory of the Lock-Up Agreements or transfers to trusts for the direct or indirect benefit of the transferor or the immediate family of the transferor, provided that the acquiror of the Lock-Up Securities shall execute and deliver to the Representatives a lock-up letter in the form of Exhibit A to this Agreement; (F) transactions related to the Shares or ADSs or other securities acquired in open market transactions after the date hereof; (G) the loan of a certain number of Shares, in order to allow the stabilization of the Shares as provided in the Brazilian stabilization agreement; (H) in connection with market maker activities; or (I) the exchange of securities of TmarPart in connection with the Proposed Business Combination.

(n) The Company shall take all necessary actions and comply with all obligations under the relevant agreements to which it is a party such that the contribution of the PT Companies to the Company as described under the caption “The Proposed Business Combination” in the Time of Sale Prospectus and the Prospectus shall be consummated on or prior to May 5, 2014.

6. Representations and Agreements of the Managers. Each Manager and each placement agent hereby, severally and not jointly, represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any Free Writing Prospectus other than (i) a Free Writing Prospectus that is not required under the Act to be filed, (ii) any Issuer Free Writing Prospectus listed on Schedule II hereto, or (iii) any Free Writing Prospectus prepared by an International Underwriter and approved by the Company in advance in writing.

(b) It has not used and will not, without the prior written consent of the Company, use any Free Writing Prospectus that (i) is required under the Act to be filed and (ii) contains the final terms of the ADSs unless such terms have previously been included in a Free Writing Prospectus filed with the Commission.

(c) It will, pursuant to reasonable procedures developed in good faith, retain copies of each Free Writing Prospectus used or referred to by it, in accordance with Rule 433 under the Act.

7. Conditions to the Obligations of the International Underwriters. The obligations of the International Underwriters to purchase the Firm ADSs and the Option ADSs, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company herein as of the Time of Sale, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) There shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the issued and outstanding securities of the Company or Portugal Telecom by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Act.

(c) The Company shall have requested and caused White & Case LLP, international counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives.

(d) The Company shall have requested and caused Barbosa, Müssnich & Aragão, Brazilian counsel for the Company, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives.

(e) The Company shall have requested and caused Sérvulo & Associados – Sociedade de Advogados, RL, Portuguese counsel for the Company, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives.

(f) The Company shall have requested and caused Faria de Bastos & Lopes, Angolan counsel for the Company, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives.

(g) The Company shall have requested and caused Emmet Marvin & Martin, counsel to the ADS Depositary, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives.

(h) The Representatives shall have received from each of Cleary Gottlieb Steen & Hamilton LLP, international counsel for the Underwriters, Machado, Meyer Sendacz e Opice Advogados, Brazilian counsel for the Underwriters, Vieira de Almeida & Associados – Sociedade de Advogados, R.L., Portuguese counsel for the Underwriters and Miranda Correia Amendoeira & Associados, Angolan counsel for the Underwriters, such opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the ADSs, the Registration Statement, the Time of Sale Prospectus, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(i) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, the Time of Sale Prospectus and any amendment or supplement thereto and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus or the Prospectus, except as otherwise stated therein, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business affairs or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(j) The Company shall have requested and caused each of KPMG Auditores Independentes and Deloitte Touche Tohmatsu Auditores Independentes to have furnished to the Representatives letters, on the date hereof and at the Closing Date, dated respectively as of the date hereof and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder, and stating in effect that:

(i) in their opinion the audited financial statements included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

(ii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus, including the information set forth under the caption “Summary Historical Financial and Operating Data of Oi” in the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

(iii) in the case of KPMG Auditores Independentes, on the basis of a reading of the unaudited pro forma financial statements included in the Registration Statement and the Prospectus (the “pro forma financial statements”); carrying out certain specified procedures; inquiries of certain officials of the Company and Portugal Telecom who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to the attention of KPMG Auditores Independentes which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

References to the Prospectus in this paragraph (i) include any supplement thereto at the date of the letter.

(k) Portugal Telecom shall have requested and caused Deloitte & Associados, SROC, S.A. to have furnished to the Representatives letters, on the date hereof and at the Closing Date, dated respectively as of the date hereof and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to Portugal Telecom within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder, and stating in effect that:

(i) in their opinion the audited financial statements and financial statement schedules included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission; and

(ii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of Portugal Telecom and its subsidiaries) set forth in the Registration Statement and the Prospectus, including the information set forth under the caption “Summary Historical Financial and Operating Data of Portugal Telecom” in the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

References to the Prospectus in this paragraph (j) include any supplement thereto at the date of the letter.

(l) Subsequent to the Time of Sale or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) other than adjustments to the assets and liabilities of Portugal Telecom resulting from the subscription of the shares of the Company as reflected in the “Summary—Unaudited Pro Forma Financial Information of Oi” section in the Prospectus, any change or decrease specified in the letter or letters referred to in paragraphs (i) and (j) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business, properties or prospects of the Company and its subsidiaries taken as a whole or Portugal Telecom and its subsidiaries taken as a whole, in each case whether or not arising from transactions in the ordinary course of business, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares or ADSs as contemplated by the Registration Statement (exclusive of any amendment thereof), the Time of Sale Prospectus and the Prospectus (exclusive of any supplement thereof).

(m) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(n) On or prior to the date hereof, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each executive officer and director of the Company, and Telemar Participações S.A., Bratel Brasil S.A., AG Telecom Participações S.A., LF Tel S.A. and Fundação Atlântico de Seguridade Social, in each case addressed to the Representatives.

(o) The ADSs are not subject to any proceeding pursuant to which they would be delisted from the NYSE.

(p) The Shares are not subject to any proceeding pursuant to which they would be delisted from the BM&FBOVESPA.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Managers, this Agreement and all obligations of the International Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 shall be delivered at the office of Cleary Gottlieb Steen & Hamilton, counsel for the Underwriters, at One Liberty Plaza, New York, NY 10006, Attention: Francesca L. Odell, on the Closing Date.

8. Reimbursement of International Underwriters’ Expenses. If the sale of the ADSs provided for herein is not consummated because any condition to the obligations of the International Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the International Underwriters, the Company will reimburse the International Underwriters severally through Banco BTG Pactual S.A. – Cayman Branch on demand for all reasonably and duly documented out-of-pocket expenses (including reasonable and duly documented fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the ADSs.

9. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Manager (including, as applicable, in its role as placement agent), the members, partners, directors, officers, employees, agents and affiliates of each Manager and each person who controls any Manager within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof): (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (as originally filed or in any amendment thereof) or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Manager furnished in writing by or on behalf of such Manager through you to the Company expressly for use in, the Registration Statement or arise out of or are based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact included in any Time of Sale Prospectus, the Prospectus, any issuer Free Writing Prospectus, as defined in Rule 433 (“Issuer Free Writing Prospectus”) or in any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except, with respect to such Time of Sale Prospectus, Prospectus or Issuer Free Writing Prospectus, insofar as any such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Manager furnished in writing by or on behalf of such Manager through you to the Company expressly for use in, such Time of Sale Prospectus, Prospectus or Issuer Free Writing Prospectus or arise out of or are based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in light of the circumstances under which they were made, not misleading.

(b) Each Manager severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity to each Manager, but only with reference to written information relating to such Manager furnished to the Company by or on behalf of such Manager through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Manager may otherwise have. The Company acknowledges that, for all purposes under this Agreement, (i) the statements set forth in the last paragraph of the cover page regarding delivery of the ADSs and (ii) under the caption “Underwriting:” (A) the list of

Underwriters and their respective participation in the sale of the Shares and ADSs, (B) the sentences related to concessions and reallowances and (C) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Time of Sale Prospectus, the Prospectus and any Issuer Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the several Managers for inclusion in any Time of Sale Prospectus, the Prospectus and any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for any fees, costs and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable and duly documented fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Managers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Managers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Managers on the other from the offering of the ADSs; provided, however, that in no case shall any International Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the ADSs) be responsible for any amount in excess of the underwriting discount or commission applicable to the ADSs purchased by such International Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Managers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Managers on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the International Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Managers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Managers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls a Manager within the meaning of either the Act or the Exchange Act and each members, partners, director, officer, employee and agent of a Manager shall have the same rights to contribution as such Manager, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

10. Default by an Underwriter. If any one or more International Underwriters shall fail to purchase and pay for any of ADSs agreed to be purchased by such International Underwriter or International Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining

International Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of ADSs set forth opposite their names in Schedule I hereto bears to the aggregate amount of ADSs set forth opposite the names of all the remaining International Underwriters) the ADSs which the defaulting International Underwriter or International Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of ADSs which the defaulting International Underwriter or International Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of ADSs set forth in Schedule I hereto, the remaining International Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the ADSs, and if such nondefaulting International Underwriters do not purchase all the ADSs, this Agreement will terminate without liability to any nondefaulting International Underwriter or the Company. In the event of a default by any International Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting International Underwriter of its liability, if any, to the Company and any nondefaulting International Underwriter for damages occasioned by its default hereunder.

11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the ADSs, if at any time prior to such time (i) trading in the Company’s Common Shares or Preferred Shares (including in the form of ADSs) shall have been suspended by the Commission, the New York Stock Exchange, the CVM or the BM&FBOVESPA or trading in securities generally on the New York Stock Exchange or the BM&FBOVESPA shall have been suspended or limited or minimum prices shall have been established on either of such Exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) a major disruption of settlements of securities, payment or clearance services in the United States or Brazil shall have occurred or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Shares and ADSs as contemplated by the Prospectus (exclusive of any supplement thereto).

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the International Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any International Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the ADSs. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed or delivered (by hand, courier or facsimile transmission) to: Banco BTG Pactual S.A.—Cayman Branch, Butterfield House, 68 Fort Street, Grand Cayman, Cayman Islands, Attention: Jill Wallach, Facsimile: (212) 293-4609; Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10003, Attention: Syndicate Department, Facsimile: (212) 230-8730 – Attention: ECM Legal; Barclays Capital Inc., 745 Seventh Ave., New York, NY 10019, Attention: Syndicate Registration, Facsimile: (646) 834-8133; Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: General Counsel, Facsimile: (212) 816-7912; Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, NY 10010, Attention: IBD-LCD; Banco Espírito Santo de Investimento S.A., Rua Alexandre Herculano, 38 - Edifício Quartzo - 1269-161 Lisboa, Portugal, Attention: Capital Markets - Sílvia Costa, Facsimile: +351 213 196 982; HSBC Securities (USA) LLC, 452 5th Avenue, New York, NY 10018, Attention: ECM Syndicate Desk, Facsimile: (646) 366-3409; Banco do Brasil Securities LLC, 535 Madison Avenue, 34th Floor, New York, NY 10022, Attention: Mr. João Carlos Telles, Facsimile: (646) 845-3900; or, if sent to the Company, will be mailed, delivered or facsimiled to Oi S.A., Rua Humberto Campos, 425 – 8th Floor, Leblon, 22430-190 Rio de Janeiro-RJ, Brazil, Attention: Oi Legal Department/Treasury, Facsimile: +55 (21) 3131-1383.

14. Successors. This Agreement will inure to the benefit of and be binding upon the International Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Underwriters, the Company and their respective successors and the members, partners, directors, officers, employees, agents and affiliates of each Manager referred to in Section 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of the ADSs from any International Underwriter shall be deemed to be a successor by reason merely of such purchase.

15. Fiduciary Duty. The Company acknowledges and agrees that (i) the purchase and sale of the ADSs pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several International Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each International Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no International Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such International Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the International Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

16. Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the International Underwriters, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

18. Submission to Jurisdiction. The Company irrevocably submits to the non-exclusive jurisdiction of any New York Court over any suit, action or proceeding arising out of or relating to this Agreement or the offering of the Shares or the ADSs contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

19. Appointment of Agent for Service. The Company hereby irrevocably appoints National Corporate Research, 10 East 40th Street, 10th Floor, New York, NY 10016 as its agent for service of process in any suit, action or proceeding described in Section 18 and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent; provided that a successor agent in the U.S. may be appointed by the Company on terms substantially similar to those contained in this Section 19 and reasonably satisfactory to the International Underwriters. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and each of the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect for a period of six years from the date of this Agreement.

20. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

21. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the International Underwriters could purchase United States dollars with such other currency in The City of New York on the Business Day preceding that on which final judgment is given. The obligation of the

Company with respect to any sum due from it to any International Underwriter or any person controlling any International Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day following receipt by such International Underwriter or controlling person of any sum in such other currency, and only to the extent that such International Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such International Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such International Underwriter or controlling person against such loss.

22. Taxes. All payments to be made by the Company under this Agreement shall be paid free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies or imposts by Brazil, Portugal, Angola or by any department, agency or other political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto (collectively, “Taxes”). If any Taxes are required by law to be deducted or withheld in connection with such payments, the Company will pay an additional amount (“Additional Amount”) so that the net amount of such payment actually received by the International Underwriters after such withholding or deduction is equal to the amount the International Underwriters would have received had no such withholding or deduction been required; provided, however, that such Additional Amount will not be paid on account of (including any combination of) (i) Taxes which would not have been imposed but for the existence of any present or former connection between any of the International Underwriters and the jurisdiction imposing such taxes, including such International Underwriter having been a resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment therein (other than a connection arising solely from the mere receipt of payments under this Agreement), or (ii) any Taxes imposed or withheld by reason of the failure by the International Underwriters to comply with a request of the payer addressed to the International Underwriters to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the International Underwriters, which is required by a statute, treaty, regulation or administrative practice of the jurisdiction imposing such taxes as a precondition to exemption from all or part of such taxes.

23. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

24. Patriot Act Notice. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several International Underwriters.

Very truly yours,

Oi S.A.

By:	/s/ Zeinal Abedin Mahomed Bava
Name:	Zeinal Abedin Mahomed Bava
Title:	Chief Executive Officer

By:	/s/ Bayard De Paoli Gontijo
Name:	Bayard De Paoli Gontijo
Title:	Chief Financial Officer and Investor Relations Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

For themselves and the other several International Underwriters named in Schedule I to the foregoing Agreement.

Banco BTG Pactual S.A. – Cayman Branch		Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Robert Zweig	By:	/s/ Mary Ann Deignan
Name:	Robert Zweig	Name:	Mary Ann Deignan
Title:	Authorized Signatory	Title:	Managing Director

By:	/s/ Jillian Wallach
Name:	Jillian Wallach
Title:	Attorney-in-fact

Barclays Capital Inc.		Citigroup Global Markets Inc.

By:	/s/ Jason van Itallie	By:	/s/ Persio Dangot
Name:	Jason van Itallie	Name:	Persio Dangot
Title:	Managing Director	Title:	Director

Credit Suisse Securities (USA) LLC		Banco Espírito Santo de Investimento S.A.

By:	/s/ David Hermer	By:	/s/ Silvia Costa Honrado
Name:	David Hermer	Name:	Silvia Costa Honrado
Title:	Managing Director	Title:	Senior Managing Director

		By:	/s/ Isabel Lima Carrancho
		Name:	Isabel Lima Carrancho
		Title:	Vice-President

HSBC Securities (USA) Inc.		Banco do Brasil Securities LLC

By:	/s/ David Noble	By:	/s/ Joao Carlos dos Santos Telles
Name:	David Noble	Name:	Joao Carlos dos Santos Telles
Title:	Managing Director, Head of ECM America	Title:	Chief Executive Officer

SCHEDULE I

International Underwriters	Number of Common ADSs to be Purchased as Firm ADSs	Number of Preferred ADSs to be Purchased as Firm ADSs
Banco BTG Pactual S.A.—Cayman Branch	79,317,996	165,776,356
Merrill Lynch, Pierce, Fenner & Smith Incorporated	39,658,998	82,888,180
Barclays Capital Inc.	39,658,998	82,888,180
Citigroup Global Markets Inc.	25,778,349	53,877,317
Credit Suisse Securities (USA) LLC	39,658,998	82,888,180
Banco Espírito Santo de Investimento S.A.	59,488,497	124,332,269
HSBC Securities (USA) Inc.	25,778,349	53,877,317
Banco do Brasil Securities LLC	25,778,349	53,877,317
Banco Bradesco BBI S.A..	3,965,900	8,288,818
Caixa – Banco de Investimento, S.A.	11,897,699	24,866,454
Goldman, Sachs & Co.	7,931,800	16,577,636
Itau BBA Securities Inc.	3,965,900	8,288,818
Morgan Stanley & Co. LLC	7,931,800	16,577,636
Santander Investment Securities Inc.	25,778,349	53,877,317

Total	396,589,982	828,881,795
Co-Managers XP Securities, LLC Nomura Securities International, Inc. BNP Paribas Securities Corp.

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Time of Sale Prospectus

1.	Pricing Term Sheet, dated April 28, 2014.

SCHEDULE III

Schedule III-A: Significant Subsidiaries of the Company

Telemar Norte Leste S.A.

Oi Móvel S.A.

Schedule III-B: PT Companies

PT Comunicações, S.A.

MEO — Serviços de Comunicações e Multimédia, S.A.

PT Móveis, SGPS, S.A.

PT Participações, SGPS, S.A.

Africatel GmbH

Africatel Holdings, B.V.

PT Ventures SGPS, S.A.

Portugal Telecom Internacional Finance B.V.

EXHIBIT A

[FORM OF LOCK-UP AGREEMENT]

[            ], 2014

BANCO BTG PACTUAL S.A. – CAYMAN BRANCH

BUTTERFIELD HOUSE, 68 FORT STREET

GRAND CAYMAN, CAYMAN ISLANDS

MERRILL LYNCH, PIERCE, FENNER & SMITH

                               INCORPORATED

ONE BRYANT PARK

NEW YORK, NY 10036

BARCLAYS CAPITAL INC.

745 SEVENTH AVENUE

NEW YORK, NY 10019

CITIGROUP GLOBAL MARKETS INC.

388 GREENWICH STREET

NEW YORK, NY 10013

CREDIT SUISSE SECURITIES (USA) LLC

ELEVEN MADISON AVENUE

NEW YORK, NY 10010

BANCO ESPÍRITO SANTO DE INVESTIMENTO S.A.

RUA ALEXANDRE HERCULANO, 38 – EDIFÍCIO QUARTZO

1269-161 LISBOA, PORTUGAL

HSBC SECURITIES (USA) INC.

452 5th Avenue, 8th Floor

NEW YORK, NY 10018

BANCO DO BRASIL SECURITIES LLC

535 MADISON AVENUE, 34th Floor

NEW YORK, NY 10022

As Representatives of the several International Underwriters listed in

Schedule I to the Underwriting Agreement referred to below.

Re: Oi S.A. — Public Offering

Ladies and Gentlemen:

Reference is made to (1) the international underwriting agreement (“International Underwriting Agreement”) and (2) the Brazilian underwriting agreement (“Brazilian Underwriting Agreement,” and, together with the International Underwriting Agreement, the “Underwriting Agreements”). The undersigned understands that there will be a public offering (“Public Offering”) by the several international underwriters named in Schedule 1 to the International Underwriting Agreement (the “International Underwriters”) and the several Brazilian underwriters named in Annex I to the Brazilian Underwriting Agreement (the “Brazilian Underwriters,” and together with the International Underwriters, the “Underwriters”) of [—] shares of common stock (ações ordinárias), no par value (“Common Shares”) of the Company and [—] shares of preferred stock (ações preferenciais), no par value (“Preferred Shares” and, together with the Common Shares, the “Shares”), in each case including in the form of American Depositary Shares as provided in the International Underwriting Agreement (the “ADSs,” and together with the Shares, the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the International Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees with the Representatives, for the benefit of the International Underwriters, that without the prior written consent of the Representatives, on behalf of the International Underwriters, the undersigned will not, during the period ending 90 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (i) offer, issue, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, as the case may be, relating to, any Shares or ADSs (or any shares or other securities received from Telemar Participações S.A. (“TmarPart”), the direct controlling shareholder of the Company in connection with the transaction described in the Prospectus under the caption “Proposed Business Combination”), or any securities convertible into or exchangeable or exercisable for such Securities (or any shares or other securities received from TmarPart in connection with the transaction described in the Prospectus under the caption “Proposed Business Combination”) (collectively, the “Lock-Up Securities”),, (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any of the Lock-Up Securities or (iii) make any demand for or exercise any right with respect to the registration of the Securities with the SEC or similar Brazilian regulatory authority for a period of 90 days after the date of the Prospectus. These restrictions do not apply to: (A) transfers of the Lock-Up Securities as a bona fide gift or gifts, provided that the acquiror of the Lock-Up Securities shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph; (B) Shares and ADSs issued upon the conversion of securities or exercise of options, warrants or similar rights, provided that the acquiror of the Lock-Up Securities shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph; (C) grants of employee stock and stock options pursuant to employee plans; (D) transfers of the Lock-Up Securities to any affiliate, shareholder, investment fund or limited partner of the signatory of the Lock-Up Agreements or transfers to trusts for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the acquiror of the Lock-Up Securities shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph; (E) transactions related to the Shares or ADSs or other securities acquired in open market transactions after the date hereof; (F) the loan of a certain number of Shares, in order to allow the stabilization of the Shares as provided in the Brazilian stabilization agreement; or (G) the exchange of Securities for TmarPart Securities in connection with the Proposed Business Combination. If the undersigned is an officer or director of the Company, the undersigned agrees that these restrictions also apply to Securities which he/she may acquire in the Public Offering. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Shares or ADSs except in compliance with the foregoing restrictions.

[If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Shares or ADSs, the Representatives, on behalf of the Underwriters, will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the International Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.]

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, (i) if the Company notifies the Representatives in writing before the International Underwriting Agreement becomes effective that it does not intend to proceed with the public offering of the Shares or ADSs, (ii) if the International Underwriting Agreement does not become effective, or (iii) if the International Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs to be sold thereunder, the undersigned shall be released from all obligations under this Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreements and proceeding with the Public Offering in reliance upon this Agreement.

This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title:

Witnessed by:

Name:
ID:

Name:
ID:

A-4